EXCISED VERSION OF EXHIBIT 10.139

EXHIBIT 10.139: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.139 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

LICENSE AGREEMENT

BETWEEN

MONTBLANC-SIMPLO GMBH

AND

INTER PARFUMS SA

Annex A	Trademarks
Annex B	Quality Criteria
Annex C	Form of Royalty Report
Annex D	Selective Distribution Criteria
Annex E	Annual Marketing Plan
Annex F	KEY MARKETS
Annex G	CSR Code and Code of Ethics
Annex H	A&P expenses report
Annex I	Draft Termination Agreement

LICENSE AGREEMENT

BETWEEN

MONTBLANC-SIMPLO GMBH
a company incorporated under the laws of Germany, having its registered office at Hellgrundweg 100, 22525 Hamburg, Germany represented by Mr. Lutz BETHGE, its Managing Director, and Mr. Roland A. HOEKZEMA, its EVP Finance & Services - CFO, each duly empowered hereinafter referred to as “LICENSOR”

AND

INTER PARFUMS SA
a company incorporated under the laws of France, registered under RCS Paris B 350 219 382, having its registered offices at 4 Rond-point des Champs-Elysées 75008 Paris, France,

Represented by Mr. Philippe BENACIN, Président Directeur Général, duly empowered.

hereafter referred to as “LICENSEE”

PREAMBLE

A.
WHEREAS, LICENSOR and/or its RELATED COMPANIES (as hereinafter defined) are the owners of the TRADEMARKS (as hereinafter defined) and), the tradename “Montblanc” (hereinafter “TRADENAME”), and the goodwill and reputation associated with them and designs, manufactures, distributes and sells under the TRADEMARKS luxury goods, in particular high quality watches, jewellery, writing instruments leather goods and accessories.

B.
WHEREAS, LICENSOR has the right to grant the exclusive right to use the TRADEMARKS and the TRADENAME in connection with the marketing of luxury fragrance and cosmetic products throughout the world in accordance with the terms and conditions of this AGREEMENT and to grant a license for the use of the TRADEMARKS as provided herein.

C.
WHEREAS, LICENSEE desires to obtain the right to use the TRADEMARKS and the TRADENAME on and in connection with the development, manufacture and sale of the PRODUCTS (as hereinafter defined) throughout the world in accordance with the terms and conditions of this AGREEMENT.

D.
WHEREAS, LICENSOR is willing to grant LICENSEE the right to use the TRADEMARKS and the TRADENAME on and/or in connection with the manufacture and sale of the PRODUCTS (as hereinafter defined) throughout the TERRITORY on the terms and conditions hereinafter provided.

E.
LICENSEE is informed of the current licence agreement for Products under the Trademarks (both as hereinafter defined) with Cosmopolitan Cosmetics GmbH and the parties agree that this Agreement shall only enter into force if and when the current licence agreement with Cosmopolitan Cosmetics GmbH will have been terminated. It is further agreed by the parties that this Agreement shall not enter into force and be null and void if no Termination Agreement (based substantially on the template attached as Annex I) is reached with the current licensee by [_________________][1] with effect as per June 30, 2010.

THEREFORE, IN CONSIDERATION OF THE SAID PREMISES AND THE MUTUAL PROMISES AND COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

Unless the context otherwise requires, the following terms shall have the following meanings:

1.1	“AGREEMENT” shall mean this License Agreement including all Annexes and Exhibits hereto, as the same may be amended, supplemented or modified in accordance with Section 14 hereof;

1.2	“COMMENCEMENT DATE” shall mean 1 July 2010;

1.3
“CONTRACTUAL YEAR” shall mean the period commencing on the COMMENCEMENT DATE and ending December 31, 2010 and thereafter any subsequent period of twelve months commencing on January 1st, and ending on the following December 31st;

1.4
“TRADEMARKS” shall mean the trademarks “Montblanc” and/or other trademarks [including logo / star device], as represented and listed in Annex A Part 1 and 2 hereto, together with any further names, symbols or marks which the parties may agree to introduce in accordance with the provisions of this AGREEMENT for the purpose of applying to the PRODUCTS, and shall include (but not be limited to) the various registrations thereof which have been obtained, which are pending, or which may be obtained, as are relevant to the PRODUCTS;

1.5	“BOTTLES” shall mean the bottles or other containers (including, but without limitation, tubes, vials, jars, caps, etc.) for the PRODUCTS in which the PRODUCTS are sold;

1.6	“FORMULAE” shall mean the formulae relevant to the PRODUCTS, including but not limited the formula of the scent of the PRODUCTS;

1.7
“PRESENTATION” shall mean all trademarks, get-up, designs, advertising, merchandising, point of sale, promotional and packaging (including labelling) material appearing upon or used in relation to the PRODUCTS;

1 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.1.

1.8
“PRODUCTS” shall mean such luxury fragrance for men and women as well as shower gel, body lotion and aftershave ancillaries, to the exclusion of any other products, such as but not limited to home fragrances, make-up and/or any other cosmetic products as shall be launched in accordance with the provisions of this AGREEMENT, that LICENSEE may market, distribute and sell in connection with the TRADEMARKS and/or the TRADENAME pursuant to the terms and conditions of this AGREEMENT;

"EXISTING PRODUCTS" shall mean such fragrance products, which are manufactured and distributed by LICENSOR's prior licensee (Cosmopolitan Cosmetics GmbH), i.e.:

Women Fragrances:
-	FEMME DE MONTBLANC
-	FEMME INDIVIDUELLE
-	FEMME INDIVIDUELLE SOUL AND SENSES
-	PRESENCE D’UNE FEMME
-	PRESENCE D'UNE FEMME INTENSE

Men Fragrances:
-	PRESENCE
-	PRESENCE COOL
-	INDIVIDUEL
-	STARWALKER
-	HOMME EXCEPTIONNEL

1.9
“TECHNICAL INFORMATION” shall mean any and all know-how and retail information in connection with, for example, creative and technical input with respect to design, image, corporate identity, brand direction, advertising, marketing and promotion (including LICENSOR’S global marketing policy) relating to the PRODUCTS;

1.10
“QUALITY CRITERIA” shall mean the quality criteria as outlined in Annex B attached hereto which may be amended with both parties’ written agreement (Section 14.2 below) and shall be consistent with the prestige of the TRADEMARKS, the TRADENAME and the goodwill and reputation associated with them;

1.11
“BEST LOCAL WHOLESALE PRICE” shall, for the purpose of Section 6.5 below mean the lowest price of the first sale of the PRODUCTS from LICENSEE or a RELATED COMPANY of LICENSEE to any third party which is not a RELATED COMPANY of LICENSEE, may that be a distributor or a retailer, in each relevant market;

1.12
“LICENSOR’S OUTLETS” shall mean those shop-in-shops, corners, concessions and free standing boutiques (including in duty free zones) which are owned, operated or managed by LICENSOR, by any of its RELATED COMPANIES and/or by a third party under the TRADENAME;

1.13	“TERRITORY” shall mean all countries and territories throughout the world, including duty free zones;

1.14
“NET SALES” shall mean the prices invoiced by LICENSEE and any of its RELATED COMPANIES on the first sale of PRODUCTS in the ordinary course of business to a non-RELATED COMPANY, after deduction of any sales taxes imposed on LICENSEE directly in respect of the PRODUCTS, credits, product returns, trade or cash discounts (including year-end discounts), provided that the aggregate of such deductions shall not exceed such amount as would be normal business practice in relation to the sale of luxury fragrance and grooming products of comparable prestige and price to the PRODUCTS. For the avoidance of any doubt, NET SALES shall not include sales of point of sale material and/or promotional materials, including but not limited to testers, minis, samples, show cards and windows.

1.15	“RELATED COMPANIES” shall mean any parent or subsidiary of any of the parties or any company affiliated with or related to any of them or a party or any company under common control with any of them;

1.16	“KEY MARKETS” shall mean the territories listed in Annex F.

1.17	“PROJECTED NET SALES” shall mean the projected net sales figure for the PRODUCTS in any calendar year as contained in the annual marketing plan relevant for that calendar year (Annex E);

1.18	“MATERIAL CHANGE” shall mean any change which will be perceptible by the consumer.

2.	LICENSE

2.1
LICENSOR hereby grants LICENSEE an exclusive license to use the TRADEMARKS and/or the TRADENAME in connection with the development, manufacture, sale, distribution, advertising, merchandising, promotion and marketing of the PRODUCTS in the TERRITORY for the term of the AGREEMENT in accordance with the conditions set out below. LICENSEE shall be entitled to use the TRADEMARKS set forth in Annex A Part 1 hereto and/or the TRADENAME in connection with other trademarks and/or other distinctive or descriptive attributes (words, logos, devices, etc.) but only as LICENSOR shall first approve in accordance with Section 4.2 (in particular Section 4.2.2) and as set forth below. The goodwill generated through the sale of the PRODUCTS shall vest exclusively in LICENSOR.

2.2
During the term of this AGREEMENT, LICENSEE shall not be authorised to use the TRADENAME as a company, branch or division name, nor on stationery, business cards etc., unless LICENSOR expressly authorized such use of the TRADENAME in writing and in advance.

2.3
Subject to section 2.2 above, LICENSEE will inform LICENSOR about the planned incorporation of the TRADENAME into the company name of a RELATED COMPANY in good time at the latest four weeks before the respective entry in the Commercial Register.

2.4
Subject to section 2.2 above, LICENSOR will, at the request of LICENSEE, co-operate as required in the incorporation of the TRADENAME into the company name of a RELATED COMPANY of LICENSEE, and supply all necessary declarations or take the necessary actions, the costs of such declarations or actions to be reimbursed by LICENSEE.

2.5
Promptly after the expiration or termination of the AGREEMENT, or if there is a sell-off period (Section 7.5 below) promptly after the end of such sell-off period, LICENSEE agrees to procure the change of the name of a branch, division or RELATED COMPANY referred to in Sections 2.2 to 2.4 by deleting the TRADENAME and ceasing to use and destroying all relevant headed stationary, correspondence or other printed material bearing the TRADENAME.

2.6
LICENSEE warrants that any use of the TRADENAME by a branch, division or RELATED COMPANY in accordance with the provisions of Section 2.2 above will only be permitted in order to enable LICENSEE to perform its obligations in relation to the marketing, sale, development and manufacturing of the PRODUCTS under this AGREEMENT, to the exclusion of any other activities, and will be subject to that branch, division or RELATED COMPANY complying in all other respects with the terms of this AGREEMENT and all applicable local legal requirements relating to its incorporation and the conduct of its business.

2.7
Subject to obtaining LICENSOR’S prior written approval and subject to the warranties given in Sections 10.2 to 10.4, LICENSEE will be entitled to sell other products which are not PRODUCTS together with PRODUCTS, especially in combination packages, marketed under the TRADEMARK, or to give away other products as “gift with purchase” together with the PRODUCTS (hereinafter collectively called “OTHER PRODUCTS”). LICENSEE accepts that LICENSOR may withheld its approval based on considerations in relation to the image and reputation of the TRADEMARKS and/or the TRADENAME and/or based on limitations with respect to the TRADEMARKS and/or the TRADENAME and/or should the OTHER PRODUCT be of a company which is in competition with LICENSOR’S activity (that is the product category writing instruments, leather goods, watches, jewellery, eyewear products).

3.	COMPENSATION TO LICENSOR

3.1
In consideration of the rights granted and the services to be performed by LICENSOR hereunder, LICENSEE shall pay to LICENSOR during each CONTRACTUAL YEAR or part thereof in accordance with this Section 3 a royalty of [————-][2] of the NET SALES of all PRODUCTS sold in such CONTRACTUAL YEAR. In any event, LICENSEE undertakes to pay to LICENSOR the MINIMUM GUARANTEED ROYALTIES set forth under section 3.2 hereunder. For the avoidance of doubt, it is expressly accepted and confirmed by the LICENSEE that the aforesaid royalty shall also be paid on the NET SALES of PRODUCTS sold to LICENSOR.

2 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.2.

3.2	LICENSEE agrees to pay the following guaranteed minimum royalties to LICENSOR to be paid in (4) equal instalments in each CONTRACTUAL YEAR (“CY”) in accordance with Section 3.3 below:

MINIMUM GUARANTEED ROYALTIES

Contractual Year	Minimum Guaranteed Royalty
CY 1 Commencement Date to Dec 31 2010	EUR [———][3]
CY 2 Jan 1 to Dec 31 2011	EUR [———][4]
CY 3 Jan 1 to Dec 31 2012	EUR [———][5]
CY 4 Jan 1 to Dec 31 2013	EUR [———][6]
CY 5 Jan 1 to Dec 31 2014	EUR [———][7]
CY 6 Jan 1 to Dec 31 2015	EUR [———][8]
CY 7 Jan 1 to Dec 31 2016	EUR [———][9]
CY 8 Jan 1 to Dec 31 2017	EUR [———][10]
CY 9 Jan 1 to Dec 31 2018	EUR [———][11]
CY 10 Jan 1 to Dec 31 2019	EUR [———][12]
CY 11 Jan 1 to Dec 31 2020	EUR [———][13]

For the avoidance of doubt, the parties confirm that the minimum guaranteed royalties shall be non-cumulative on a year-to-year (CONTRACTUAL YEARS) basis.

3.3
LICENSEE shall, for each quarter of each CONTRACTUAL YEAR, pay to LICENSOR the greater of the cumulative amount of royalties payable under Section 3.1 above or the cumulative minimum royalties due in that CONTRACTUAL YEAR up to that date less any royalties, whether payable under Section 3.1 or guaranteed minimum royalty payments, already paid in that CONTRACTUAL YEAR. These payments will be made within [———-][14] after the end of each calendar quarter, such quarters ending on 31 March, 30 June, 30 September and 31 December in each CONTRACTUAL YEAR. Each payment shall be accompanied by a quarterly royalty report in the form as attached as Annex C.

3 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.3.
4 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.4.
5 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.5.
6 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.6.
7 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.7.
8 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.8.
9 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.9.
10 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.10.
11 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.11.
12 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.12.
13 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.13.
14 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.14.

3.4
In addition to the quarterly royalty reports referred to in Section 3.3 above, LICENSEE shall – if requested by LICENSOR promptly after the end of a calendar year – provide to LICENSOR within [———-][15] of the end of each calendar year a global certificate from its internal auditors certifying that the volume and value of sales of the PRODUCTS for that calendar year and that the figures contained in the quarterly royalty reports for the same calendar year correspond with the entries in the books of LICENSEE and where appropriate, any RELATED COMPANY of LICENSEE or any other entity under its control and certifying the global deductions from gross sales made to calculate the NET SALES figure for the relevant calendar year. The certificate shall also certify that the figures set out in the year-end rebate referred to in Section 6.5 are true and accurate. Within [———-][16] from the end of each calendar year, LICENSEE will nonetheless provide the LICENSOR with non certified sales reports. Additionally, upon request from LICENSOR, LICENSEE shall provide a certificate from its external auditors confirming that the volume and value of sales of the PRODUCTS for that calendar year and that the figures contained in the quarterly royalty reports reflect the entries in the books of LICENSEE and, where appropriate, any RELATED COMPANY of LICENSEE or any other entity under its control and certifying the global deductions from gross sales made to calculate the NET SALES figure for the relevant calendar.

3.5
Failure by LICENSEE to make payment of any royalties within [———-][17] after their due date shall thereafter incur accrued interest at the basic bank interest rate of Deutsche Bank (Hamburg) plus [———-][18] per annum. Payment shall be applied first against any interest which may have been accrued to the date of the payment and any balance against the amount of royalties outstanding.

3.6
All taxes required by law to be withheld or assessed on or with respect to the remittance of royalties by LICENSEE or any RELATED COMPANY hereunder shall, if paid by LICENSEE or any related party, be deducted from the amount of royalties payable to LICENSOR. LICENSEE shall furnish LICENSOR with documentation reflecting the amount and proof of such tax payments.

3.7
All royalties shall be paid in Euro (EUR). The exchange rate of the royalties from foreign currencies to Euro shall be calculated according to the average rate of exchange during the last month of the quarter being reported as published in the Financial Times under the heading “Exchange Cross Rate” or, in the event that the relevant calculations cannot be made as aforesaid, by such other exchange rate calculation formula as may be agreed by the parties.

3.8
LICENSEE shall not be obliged to pay royalties on any compensation received from its customers as participation on advertising and sales promotion, such as payments for decoration, testers and samples.

15 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.15.
16 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.16.
17 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.17.
18 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.18.

3.9
LICENSEE agrees to keep full and accurate books and records relating to the marketing and the sale of the PRODUCTS. LICENSEE agrees that LICENSOR shall have the right to inspect, audit or make copies of the books and records of LICENSEE and/or any RELATED COMPANIES of LICENSEE relating to the computation and the payment of the royalties due and owing to LICENSOR within [-[-[———-[19] after the quarter in question up to [———][20] times a year at reasonable times and upon no less than [————][21] prior notice. This right terminates [———-][22] after the expiration or termination of this AGREEMENT for whatever reason.

3.10
If a shortfall in the ROYALTIES paid is verified, LICENSEE shall promptly pay to LICENSOR all additional ROYALTIES due. If the shortfall is greater than [———-][23] of the cumulative amount of ROYALTIES paid by LICENSEE for the relevant period, then the LICENSEE shall also pay to LICENSOR an amount equal to the reasonable costs and expenses of LICENSOR’S examination together with interest calculated in accordance with Section 3.5 above.

4.	PRODUCTS AND QUALITY CONTROL

4.1
The parties shall collaborate in the development process of the PRODUCTS so that the PRODUCTS brought to the market will be consistent with the image of LICENSOR and the TRADEMARKS, and in conformity with the QUALITY CRITERIA.

LICENSEE expressly agrees to take LICENSOR’S image and reputation into consideration in the development and the manufacturing of the PRODUCTS and ensure that the PRODUCTS will be in accordance with LICENSOR’S image and reputation and will not harm or diminish LICENSOR’S image and reputation and the goodwill LICENSOR has built up with its other products.

4.2	The parties agree that LICENSOR shall have approval rights with regard to the PRODUCTS over:

the concept
the scent
the name
the inner and outer packaging (including but not limited to the bottles, the folding boxes, any other packaging, tubes, vials and jars)

and any changes made thereto.

19 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.19
20 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.20.
21 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.21.
22 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.22.
23 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.23.

4.2.1
If LICENSOR does not give its approval of any of LICENSEE’S proposals with regard to the concept, the scent or the packaging, it shall give its reasons for such withholding and agrees to submit its ideas, input, advice, and suggestions with regard thereto to LICENSEE within [———-][24] business days after having received such proposal.

4.2.2
Within [———-][25] business days of receipt of LICENSEE’S request for approval of any name in accordance with this Section 4.2, or any trademark and/or any other attribute in accordance with Section 2.1 as well as the submission of a completed availability search by LICENSEE in accordance with Section 8.16 below, LICENSOR shall notify LICENSEE which names, trademarks or attributes it approves or disapproves and shall give its reason for any disapproval.

4.2.3
In the event of non-approval pursuant to Sub-Sections 4.2.1 and/or 4.2.2 above, LICENSEE agrees to take LICENSOR’S comments, ideas, input and advice into consideration and to amend or revise its proposal and/or implement LICENSOR’S suggestions and submit the revised proposal to LICENSOR for its approval, it being understood that LICENSOR and LICENSEE shall use their best endeavours to closely cooperate in order to reach an agreement on the PRODUCTS.

4.2.4	Any proposal submitted to LICENSOR for approval and not disapproved within [———-][26] business days after LICENSOR having received such proposal shall be deemed to have been approved.

4.3
LICENSEE shall be responsible for ensuring that the PRODUCTS, the BOTTLES, the FORMULAE and the PRESENTATION comply with the agreed designs, models and prototypes and with all relevant laws, regulations, specifications and standards in force with respect thereto (in particular US and EU import/product regulations) and with all LICENSOR’S reasonable instructions relating to the PRODUCTS, in particular, their quality and presentation. LICENSEE will withdraw from the course of manufacture and/or storage and not place upon the market any PRODUCTS, which do not comply with the QUALITY CRITERIA, whether fully or partly manufactured.

LICENSEE further agrees and undertakes to maintain the quality of the EXISTING PRODUCTS at their current level.

4.4	LICENSEE agrees to use commercially reasonable efforts to develop the sales of the PRODUCTS and to launch new PRODUCT lines in the Territory at least in KEY MARKETS, as follows:

•	[———-][27]: new masculine launch
•	[———-][28]: New feminine initiative

24 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.24.
25 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.25.
26 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.26.
27 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.27.
28 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.28.

•	Between the [———-][29] new launch

4.5
LICENSOR agrees to use its best efforts to ensure that the reputation, image and the goodwill of the TRADEMARKS as represented in Annex A Part 1 and/or of the TRADENAME shall retain its present standing (as of signing of this AGREEMENT), particularly in connection with other products manufactured and/or distributed under the TRADEMARKS and/or the TRADENAME by LICENSOR, RELATED COMPANIES of LICENSOR or other licensees, sub-licensees and franchisees of LICENSOR.

4.6
LICENSEE will permit LICENSOR or its authorised representative at all reasonable times to enter the LICENSEE’S premises where the PRODUCTS are made, stored, distributed or sold, for the purpose of inspection thereof. In order to enable LICENSOR to control the quality of the PRODUCTS, LICENSEE agrees to submit to LICENSOR after reasonable request random samples (up to [———-][30] items per range of PRODUCTS) free of cost for inspection.

4.7
If LICENSEE uses sub-manufacturers or sub-licensees, in accordance with the terms of this AGREEMENT for the manufacture of the PRODUCTS, LICENSEE shall remain liable for ensuring that the quality of the PRODUCTS remains in accordance with the QUALITY CRITERIA. LICENSEE shall permit or procure that the sub-manufacturer or sub-licensee shall permit the LICENSOR or its representative during normal business hours to enter any place of manufacture or storage occupied by or used by the sub-manufacturer or the sub-licensee for the purpose of inspection of the PRODUCTS and to ensure that the QUALITY CRITERIA are being adhered to. Provisions for this purpose shall be incorporated into any sub-manufacturing contract or sub-license granted hereunder. LICENSEE undertakes to have executed by any of such sub-manufacturer and sub-licensees a statement acknowledging LICENSOR’s intellectual property rights as provided by LICENSOR.

LICENSEE will use its best efforts to ensure that such suppliers which are branding any of the components of the PRODUCTS with any of the TRADEMARKS permit the LICENSOR or its representative either alone or together with LICENSEE or its representative within reasonable intervals and after reasonable notice during normal business hours to enter any place of manufacture or storage occupied or used by such suppliers for the purpose of inspection of the PRODUCTS and to ensure that the QUALITY CRITERIA are being adhered to.

4.8
The Parties agree that it is essential that the Products be able to be legally marked with the country of origin “Made in France”. For that purpose, LICENSEE undertakes that any and all Products shall be manufactured in such a manner as to permit such marking in accordance with country of origin markings and regulations and any other relevant regulation in force during the term of this AGREEMENT in the Territory.

4.9
LICENSEE is informed that LICENSOR and the Richemont Group have committed to comply with a Corporate Responsibility Code and an Ethics Code, which are attached hereto as Annex G. LICENSEE undertakes to perform its duties under this Agreement in compliance with the aforesaid codes at all times.

29 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.29.
30 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.30.

5.	ADVERTISING, MARKETING AND SALES PROMOTION

5.1
LICENSEE shall, by no later than [———-][31] in each calendar year, communicate in writing to LICENSOR and follow such communication within [———-][32], or within such other period as the parties may agree, with a presentation for discussion purposes at LICENSOR’S premises, or at such other location as may be agreed, the following:

(a)	its marketing plan for the following calendar year to include the information set out in Annex E hereto, in particular the Projected Net Sales;

(b)
its indicative Strategic Plan for the following [———-][33], such Strategic Plan to include a market overview, the Projected Net Sales, LICENSEE’S strategy and marketing objectives, a marketing calendar and summary of planned advertising and promotional expenditure, brand positioning and pricing; and

(c)	any new PRODUCT launch plans, if relevant, in accordance with Section 5.3 below.

LICENSEE undertakes to grow the business (i.e. to increase Net Sales) on yearly basis by at least [———-]34.

5.2	At the time LICENSEE presents its marketing plan in accordance with Section 5.1 (a) above, LICENSOR shall present its product marketing plan for the following calendar year.

5.3
The launch plan for each new line of PRODUCTS shall be presented at the relevant marketing proposal presentation referred to in Section 5.1 above, or at a separate presentation if agreed by the parties.

The parties agree that the launch of the first line of PRODUCTS is scheduled for [———-]35 and should not occur later than [———-]36. Both parties will undertake their best efforts to ensure that aforesaid planned launch dates may be met.

For any new PRODUCT, LICENSEE agrees to provide LICENSOR upon launch time with [———-]37 PRODUCTS free of charge. These PRODUCTS shall be delivered in accordance with LICENSOR's instructions.

31 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.31.
32 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.32.
33 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.33.
34 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.34.
35 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.35.
36 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.36.
37 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.37.

Furthemore, LICENSOR shall be entitled to receive [———-][38] free samples (vials) for each of LICENSOR's OUTLETS. In the event that LICENSOR requires additional samples, LICENSOR shall be entitled to purchase them at cost price.

5.4
LICENSEE shall be responsible for producing and circulating all advertising and promotional materials in the TERRITORY at its costs. LICENSEE agrees to take LICENSOR’S image into consideration in its advertising and promotion for the PRODUCTS and to ensure that the advertising and promotion for the PRODUCTS will be in accordance with LICENSOR’S image and reputation and will not harm or diminish LICENSOR’S image and reputation and the goodwill LICENSOR has built up with its other products. LICENSEE further agrees to consult with LICENSOR with regard to advertising and sales promotion and to take LICENSOR’S advice into due consideration in order to develop advertising which is consistent with the image and reputation of LICENSOR.

5.5	The parties agree that LICENSOR shall have approval rights with regard to the advertising and marketing for the PRODUCTS over:

the “central” marketing materials
the “central” PR releases
the “central” advertising material
major public relation events
the "central promotion material including Gift with purchase"

(“central” means the initial core materials that will be sent by LICENSEE to international markets for translation and adaptation to local markets. It is thereby understood that there will be no “local” marketing, PR and advertising material other than the translated or to the local needs adapted “central” marketing, PR and advertising material).

If LICENSOR does not consent to any of LICENSEE’S proposals with regard to the advertising and marketing for the PRODUCTS, it shall give its reasons for such withholding and agrees to submit its ideas, input and advice with regard thereto to LICENSEE within [———-]39 after having received such proposal. LICENSEE agrees to take LICENSOR’S comments, ideas, input and advice into consideration and amend or revise its proposal and/or implement LICENSOR’S suggestions and submit the revised proposal to LICENSOR for approval. LICENSOR and LICENSEE shall use their best efforts to reach a final agreement on any advertising and promotion materials in order to be able to efficiently support the sales of the PRODUCTS.

5.6
LICENSEE undertakes to spend jointly with its distributors in each calendar year a minimum percentage of its PROJECTED NET SALES on advertising and marketing of the PRODUCTS (hereinafter called “Advertising and Marketing Expenditure”) as follows:

-	First Contractual Year (or part thereof)	[———][40]
-	Second Contractual Year	[———][41]

38 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.38.
39 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.39.
40 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.40.
41 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.41.

-	Third and any subsequent Contractual Year	[__________][42]

LICENSEE and LICENSOR already agree at the date of signature hereof that the PROJECTED NET SALES for the First Contractual Year (July 1st 2010 to December 31st, 2010) shall amount to [EUR ———-]43. For the Second Contractual Year, the PROJECTED NET SALES shall amount to [EUR ———-]44. LICENSOR and LICENSEE agree that the Advertising and Marketing Expenditure shall increase by at least [5%] 45per year.

It is expressly agreed and acknowledged by the LICENSEE that "Above the Line" expenditures as well as "Below the Line" expenditures shall count towards the Advertising and Marketing Expenditure agreed upon by LICENSEE. "Above the line" expenditures shall include all advertising through mass media (magazines, radio, press/print, TV, billboards, web and internet banner ads, cinema) as well as direct production costs (agency costs, photographer, buyouts, usage rights, modelling costs); "Below the Line" expenditures shall include cooperative advertising (advertising related to the PRODUCTS in magazines and store catalogues produced by or on behalf of retailers (such as Marionnaud, Sephora, Saks), show cards, windows, dummies, POS displays, testers, demonstration, gift with purchases, other sell-through (direct mail, consumer meetings (including costs of independent beauty consultant incurred in respect of selling or presenting the PRODUCTS in the point of sale), stand in department stores, public relations (including trade shows).

LICENSEE and LICENSOR agree that the difference between the agreed upon Advertising and Marketing Expenditure during any Contractual Year and the amounts effectively spent by LICENSEE in such Contractual Year shall be refunded to LICENSOR within 30 calendar days of the end of the relevant Contractual Year, unless otherwise agreed upon in writing between the Parties.

Subject to compliance with the provisions of this AGREEMENT, LICENSEE shall be free to decide whether and to what extent the advertising and marketing activities and methods specified in this section are to be employed.

5.7	Any use by LICENSEE of LICENSOR's name, trademarks, logos, OUTLETS in any advertising and/or promotional material shall be subject to LICENSOR’S prior written approval.

5.8
In case LICENSOR and LICENSEE intend to arrange for public relation statements referring to their co-operation they will beforehand consult with each other and harmonise words, pictures and further details of the public relation actions and each shall confirm in writing to the other its approval of the final format of such statement prior to public release.

42 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.42.
43 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.43.
44 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.44.
45 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.45.

5.9	LICENSOR undertakes to provide LICENSEE with information about and reasonable quantities of representative samples of advertising and promotional material used by LICENSOR.

5.10
If requested by LICENSEE, LICENSOR agrees to inform LICENSEE about its actual marketing strategies and communication concepts by providing LICENSOR with the relevant Information. LICENSEE shall take these strategies into reasonable consideration for the development of the advertising and promotion for the PRODUCTS.

5.11
If requested by either party, the parties shall consult with each other from time to time on advertising and promotion activities to be implemented jointly and/or together with other licensees, sub-licensees or franchisees of LICENSOR.

5.12	LICENSEE shall make available to LICENSOR:

a quarterly report on the status of its expenditure for advertising, merchandising and promotions, including Advertising and Marketing Expenditure; and

regular evidence of expenditure in relation to advertising, merchandising and promotion for the PRODUCTS by providing representative samples of its advertising, public relation releases, etc.

in the format agreed upon which is attached as Annex H hereto.

5.13
LICENSOR shall be free to use for LICENSOR’S OUTLETS LICENSEE’S advertising and marketing materials for the PRODUCTS, subject to the limitations of rights granted by third parties in relation to such advertising and marketing materials for the PRODUCTS. To this end, LICENSEE will supply to LICENSOR reasonable quantities of aforesaid material, upon request by LICENSOR at BEST WHOLESALE PRICE.

6.	DISTRIBUTION

6.1
LICENSEE agrees to distribute the PRODUCTS or have them distributed by its RELATED COMPANIES or third party distributors only through selected distribution channels (speciality department stores, qualified independent perfumeries, select perfumery chains and travel retail outlets) of high standing and compatible with the high quality and high luxury image of the PRODUCTS and the TRADEMARKS. Upon request of LICENSOR, LICENSEE will provide LICENSOR with information about the names and addresses of its distributors and authorised outlets, and in particular with confirmation (respectively, information) in the case of individual outlets that they are (respectively, whether they are) supplied by LICENSEE or its authorised distributors.

6.2
LICENSEE shall use its best efforts to ensure that such outlets conform with LICENSOR’S selective distribution criteria as set out in Annex D hereto. LICENSOR reserves the right for its representatives to visit all outlets supplied by LICENSEE or its authorised distributors in order to ensure that they do so conform and, in the event they do not and after being requested by LICENSOR, LICENSEE shall, subject to compliance with local laws, use its best efforts that such outlets will no longer be supplied with the PRODUCTS.

6.3
LICENSEE agrees to use its best endeavours that all material of whatever nature relevant to the TRADENAME or the TRADEMARKS will be promptly removed from any outlet which ceases to sell the PRODUCTS. Upon request of LICENSOR, LICENSEE will use its best endeavours to identify the source of any material which is still on display in an outlet which is no longer authorized to distribute the PRODUCTS.

Furthermore, LICENSEE undertakes proactively and/or upon request from LICENSOR, to identify the source of supplying an unauthorized outlet with PRODUCTS and/or promotional material. In the event that such source is identified twice as supplying PRODUCTS and/or promotional material to an unauthorized outlet, LICENSEE undertakes not to supply such source any longer with PRODUCTS.

6.4
LICENSEE agrees not to distribute or sell the PRODUCTS though mail order or catalogue sales without first obtaining LICENSOR’S prior written consent. LICENSEE further agrees that the marketing, distribution or sale of the PRODUCTS through any electronic means such as the Internet shall only be authorised for approved retailers which operate a brick-and-mortar outlet fulfilling the criteria as set out in Section 6.2 and Annex D hereto, and provided that the use of the Internet is consistent with the high quality and high luxury image of the PRODUCTS and any other criteria as LICENSOR may reasonably communicate to LICENSEE from time to time.

6.5	LICENSOR shall be free, in its exclusive discretion, to market and sell the PRODUCTS through LICENSOR’S OUTLETS in the TERRITORY, including Franchised Outlets.

6.6
It is agreed that LICENSOR, and any of its RELATED COMPANIES or franchisees, shall order the PRODUCTS from LICENSEE, and LICENSEE shall accept, or procure the acceptance of such orders, and shall deliver the PRODUCTS to LICENSOR at BEST LOCAL WHOLESALE PRICE minus [———-][46]. LICENSEE shall deliver and invoice LICENSOR's OULETS on a local basis. Royalties shall be paid in accordance with the provisions of Section 3 above on sales to LICENSOR, any of its RELATED COMPANIES or franchisees in accordance with this Section.

LICENSOR shall remain free in the TERRITORY to distribute the PRODUCTS in reasonable quantities for sales of personnel of the Richemont Group, for business gift purposes (free of charge), and/or for promotional purposes.

Further, LICENSOR shall remain free in the Territory to distribute PRODUCTS in connection with its Corporate Gift Business Activities. It is agreed that the term "Corporate Gift Business Activities" shall mean sale of MONTBLANC products by LICENSOR, any of its RELATED COMPANIES and/or LICENSOR's OUTLETS, whereby the MONTBLANC products are sold to companies and/or legal entities which exclusively wish to give the MONTBLANC products as corporate gift or business gift to its employees and/or clients, and to the exclusion of any resale by such companies and/or legal entities.

6.7
LICENSEE undertakes to supply PRODUCTS to LICENSOR by such dates as LICENSOR shall reasonably notify to LICENSEE in order to meet LICENSOR’S requirements in terms of supply, time-table for preparation of brochures, promotional activities, etc.

46 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.46.

7.	TERM AND TERMINATION

7.1
Subject to recital E of the Preamble above, the initial term of this AGREEMENT shall commence on the COMMENCEMENT DATE and shall expire on December 31, 2020 (Initial Term), unless renewed or sooner terminated as provided below.

7.2
Each party shall be entitled to terminate the AGREEMENT upon written notice to the other, such notice to be given on or before [———-][47] with termination to take effect on [———-][48] in the event LICENSEE’S NET SALES for the calendar year of [———-][49] were not sufficient to generate royalties in excess of the MINIMUM GUARANTEED ROYALTIES for that period as set out in Section 3.2 above.

The parties agree that they will consult with each other, in good faith, during the period of [———-]50, in order to decide whether either or both of them wish to terminate the AGREEMENT as aforesaid. In the event that either party should give notice of termination in accordance with this Section 7.2, it is acknowledged that LICENSEE shall not be entitled to any sell-out period in accordance with Section 7.7.2 below after [———-]51. LICENSEE shall in all other respects, comply with the terms of this AGREEMENT until [———-]52. During this period, LICENSOR shall be entitled to appoint a new licensee, such appointment to take effect after [———-]53, and that new licensee shall, for transitional purposes only, be permitted to make itself known as LICENSOR’S future licensee able to do business and to take customer orders for the PRODUCTS for delivery after [———-]54.

In any event, the parties agree that after expiration of the Initial Term (Section 7.1 above), this AGREEMENT shall automatically be renewed for successive periods of [———-][55], unless terminated by either party with [———-][56] prior notice to the end of a CONTRACTUAL YEAR served to the other party.

47 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.47.
48 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.48.
49 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.49.
50 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.50.
51 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.51.
52 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.52.
53 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.53.
54 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.54.
55 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.55.
56 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.56.

The parties expressly agree and confirm that the effectiveness of this Agreement and its entry into force shall be subject to the license agreement between LICENSOR and Cosmopolitan Cosmetics GmbH being terminated by mutual understanding between the parties thereto (with effect no later than the day prior to the COMMENCEMENT DATE of this Agreement) and that an agreement between LICENSOR, LICENSEE and Cosmopolitan Cosmetics GmbH regarding the termination of the current license, the transition period and the assignment of the intellectual property rights relating to the EXISTING PRODUCTS has been signed by all parties thereto no later than [———-]57, based substantially on the draft attached hereto as Annex I.

7.3	Each party shall be entitled to terminate the AGREEMENT upon written notice to the other party upon the occurrence of any of the following events:

7.3.1
the other party shall default or fail to make when due any payment due hereunder, and such default or failure shall continue for a period of [———-][58] after receipt of notice thereof from the other party;

7.3.2	a material breach of any provision of this AGREEMENT which is not remedied within [———-][59] of written notice thereof;

7.3.3	liquidation, insolvency or bankruptcy, suspension of payments, heavy indebtedness or discontinuance of business of the other party;

7.3.4	any of the circumstances referred to in Section 19 below persist for a period of at least [———-][60].

7.4
Each party shall be entitled to terminate the AGREEMENT with [———-][61] written notice in the event of the other party coming under the direct or indirect control (control means to control more than fifty per cent of the voting rights which enables this party to exercise effective control) of a direct competitor of the party becoming entitled to terminate. For the purpose of the AGREEMENT, competitor of LICENSOR shall mean [———-][62] and/or any company within one of the aforesaid group of companies from time to time. For the avoidance of doubt, in the event of termination pursuant to this Section, LICENSEE shall not be entitled to any sell-out period after the expiration of the [————][63] notice period.

This right of termination has to be executed by a party within [———-]64 after that party having been informed about any of the aforementioned events.

57 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.57.
58 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.58.
59 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.59.
60 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.60.
61 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.61.
62 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.62.
63 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.63.
64 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.64.

7.5	Any notice of termination must be given by means of a registered letter sent to the relevant party’s address in accordance with the provisions of Section 12 below.

7.6	Upon the expiration or termination of the AGREEMENT:

7.6.1	LICENSEE shall cease to manufacture the PRODUCTS, the BOTTLES and the PRESENTATION;

7.7.2
provided the termination has not been a result of default of LICENSEE or of notice having been given by either party under Sections 7.2 or 7.5 above, LICENSEE shall be entitled to sell off the existing stock of PRODUCTS for a period up to [———-][65] following the date of termination and to use up the existing materials for the manufacture of the PRODUCTS and to sell off the so-produced PRODUCTS within the sell-off period. During the sell-off period LICENSEE shall continue to provide quarterly reports and pay royalties on NET SALES, but shall not be obliged to pay any minimum royalties. PRODUCTS will not be sold at a discount (other than ordinary discounts in the normal course of business) unless LICENSOR’S prior written approval has been obtained;

7.7.3
LICENSEE shall either at the end of the sell-off period referred to in Section 7.7.2 above or, if there is no sell-off period, upon expiration or termination of the AGREEMENT, promptly supply to LICENSOR an inventory of the PRODUCTS, BOTTLES and PRESENTATION and all other materials relevant to manufacture, marketing and distribution of the PRODUCTS, including but not limited to bottles, folding-boxes or other containers then in stock, and an inventory of all relevant tooling. LICENSOR shall have the right to purchase the inventory at production cost or, in case of tooling, at its depreciated value (based on depreciation over five years in accordance with normal accounting principles) within [———-][66] after receipt of the inventory; If not otherwise agreed between the parties, LICENSOR, if using its option, has to acquire any and all of the PRODUCTS, bottles, packaging, semi-finished PRODUCTS and materials, unless obsolete, damaged or otherwise un-sellable;

7.7.4	LICENSEE will return all material relating to the PRODUCTS which is the property of LICENSOR promptly following termination or, if relevant, at the end of the sell-off period;

7.7.5	all rights granted to LICENSEE to use the TRADEMARKS, the TRADENAME, the BOTTLES, the PRESENTATION and the FORMULAE shall cease.

7.8
Stocks of PRODUCTS, BOTTLES and PRESENTATION which display the TRADEMARKS and any relevant tooling not purchased by LICENSOR and not disposed of during the sell-off period may be disposed of in such manner as shall be mutually agreed by the parties or, failing agreement shall be destroyed under the supervision of LICENSOR.

65 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.65.
66 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.66.

7.9
Expiration or termination of this AGREEMENT for any reason shall not affect the rights and obligations of the parties accrued up to the date of expiration or termination, but the LICENSEE shall have no right to any compensation for the cessation of its rights on expiration or termination hereof in accordance with the terms of this AGREEMENT and LICENSEE shall hold the LICENSOR harmless from any such claims for compensation or damages which may be made by any distributors or agents or persons, firms or companies performing a similar function.

8.	TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS

8.1
LICENSOR guarantees and warrants that it is authorised to use the TRADEMARKS set forth in Annex A Part 1 hereto and the TRADENAME for the PRODUCTS and to grant this exclusive license to use the TRADEMARKS set forth in Annex A Part 1 hereto and the TRADENAME for the PRODUCTS for the purpose of this AGREEMENT.

8.2
Subject to this Section 8 and in general information with respect to the TRADEMARKS supplied to LICENSEE during the term of this AGREEMENT, LICENSOR undertakes to (i) defend LICENSEE against any and all claims by third parties based on the use by LICENSEE in accordance with this AGREEMENT of the TRADEMARKS and/or the TRADENAME and (ii) to indemnify, reimburse and hold LICENSEE harmless from any and all liability, damages, cost and expenses, including reasonable attorneys’ fees incurred by LICENSEE, arising from any such claims made by third parties against LICENSEE with respect to LICENSEE’S use of the TRADEMARKS and/or the TRADENAME in accordance with this AGREEMENT.

LICENSOR represents and warrants that attached hereto as Annex A Part 2 is a true and accurate list updated as of May 1, 2010 which indicates with respect to each of the TRADEMARKS set forth in Part 1 of Annex A the existing and/or pending applications and/or registration for a specific country or territory. LICENSEE acknowledges that it has received a copy of such trademark list and that it is aware of the status of registration of the TRADEMARKS as it appears on such trademark list (Annex A Part 2).

LICENSEE acknowledges and accepts that Part 3 of Annex A lists those countries and/or territories in which, to LICENSOR’S best knowledge at the date of signing of this Agreement, the marketing and distribution of the PRODUCTS may only be commenced upon written authorisation by LICENSOR.

8.3
LICENSEE acknowledges that LICENSOR and/or its RELATED COMPANIES are the exclusive owners of all rights, title and interests in the TRADEMARKS and/or the TRADENAME and any part thereof and any other element, whether or not capable of being registered as a trademark together with all rights in the designs, copyright, including sketches and technical drawings or other intellectual property or materials relating to the PRODUCTS, the PRESENTATION, the BOTTLES, the FORMULAE, whether produced by LICENSOR or by LICENSEE or by any sub-contractor or third party appointed by LICENSEE, and of all goodwill attached thereto and agrees not to attack these rights or to induce or support any such attacks. The parties agree that any rights in the TRADEMARKS and the TRADENAME arising from the use of the TRADEMARKS and/or the TRADENAME or any part thereof by LICENSEE shall inure solely to the benefit of LICENSOR and/or its RELATED COMPANIES. LICENSEE irrevocably agrees that any rights which it and/or any of its RELATED COMPANIES may acquire by virtue of this AGREEMENT in respect of the TRADEMARKS, the TRADENAME, the PRESENTATION, the BOTTLES and the FORMULAE shall vest in and promptly upon request be assigned for nominal consideration to the LICENSOR and/or its RELATED COMPANIES absolutely.

8.4.1
If reasonably requested by LICENSEE, LICENSOR agrees, in its reasonable business discretion, to use commercially reasonable efforts at its own cost and expenses to apply for the registration of the TRADEMARKS set forth in Part 1 of Annex A in respect of the PRODUCTS in countries where aforesaid TRADEMARKS are not already protected and in which LICENSEE markets the PRODUCTS by reference to aforesaid TRADEMARKS. LICENSOR in any event agrees to apply for the registration of aforesaid TRADEMARKS in those countries listed in Annex F to this AGREEMENT.

8.4.2
In addition, LICENSOR agrees, according to its reasonable business discretion, at its own cost and expenses, to use commercially reasonable efforts to apply at the reasonable request of LICENSEE for the registration of the TRADEMARKS in combination with other descriptive or distinctive elements and/or for other trademarks to be used in conjunction with the TRADEMARKS and/or the TRADENAME on the PRODUCTS by LICENSEE in accordance with the terms of this Agreement. LICENSOR agrees to discuss in good faith and to take LICENSEE’S recommendations into account in deciding whether or not to apply to register in accordance with this Sub-Section 8.4.2.

8.4.3
If after being requested by LICENSEE in accordance with Section 8.4.2 above, LICENSOR fails to apply for the registrations of other trademarks to be used in conjunction with the TRADEMARKS under the terms of this AGREEMENT within [———][67] of such written request, LICENSEE may apply to register those other trademarks anywhere in the world, provided these are not colourable imitations of, or include any element of the TRADEMARKS.

LICENSEE agrees that in such a case of registration by it, LICENSOR will not have to defend, indemnify, reimburse and hold harmless the LICENSEE as provided in Section 8.2 above.

67 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.67.

8.4.4
LICENSOR shall have the right, to be exercised within [———][68] after the expiration or termination of the AGREEMENT, to purchase from LICENSEE all right and title in any other trademarks to be used in conjunction with the TRADEMARKS under the terms of this AGREEMENT that may have been registered by LICENSEE during the term of this AGREEMENT, upon reimbursement of LICENSEE’S out-of-pocket expenses incurred in registering or otherwise acquiring and maintaining the said trademarks. Alternatively, LICENSOR may elect not to purchase as aforesaid, but to get granted a license by LICENSEE for the use of the other trademarks to be used in conjunction with the TRADEMARKS on the PRODUCTS that may have been registered by LICENSEE, for so long as LICENSOR will carry such PRODUCTS in its collection. Such license will be without restriction and without compensation to be paid by LICENSOR.

8.5
The parties agree to inform each other about any and each substantial violation or infringement of the TRADEMARKS in relation to the PRODUCTS, the PRESENTATION, the BOTTLES and other trademarks to be used in conjunction with the TRADEMARKS  and/or the TRADENAME by third parties which come to their knowledge.

8.6
LICENSOR agrees to use its best endeavours to keep the registrations of the TRADEMARKS and other trademarks to be used in conjunction with the TRADEMARKS (in accordance with this AGREEMENT) in full force and effect for the term of this AGREEMENT and to keep LICENSEE informed on the legal status of the applications and registrations of the TRADEMARKS and the other trademarks to be used in conjunction with the TRADEMARKS in international class of goods 3. LICENSOR agrees to provide LICENSEE with a report in January of each year, including all applications and registrations of the TRADEMARKS relating to the PRODUCTS and the other trademarks to be used in conjunction with the TRADEMARKS and containing at least the application and/or registration number as well as the application and/or registration dates and the goods these applications and/or registrations have been applied or registered for.

8.7
LICENSOR shall at its reasonable business discretion defend the TRADEMARKS, the TRADENAME and the PRODUCTS as well as any other trademarks used in relation to the PRODUCTS in accordance with the terms of this AGREEMENT, at its own cost and in co-ordination with LICENSEE against any and all violations or infringements which, according to LICENSOR’S reasonable business discretion, may have a materially adverse impact on this AGREEMENT, especially against confusingly similar trademarks, trademark applications or use by third parties for any goods and/or services identical with or similar to the PRODUCTS. If requested by LICENSOR, LICENSEE undertakes to assist or support LICENSOR in its measures of defence within its ability.

8.8	Any cost and expenses reasonably and properly incurred arising from a necessary or requested participation of LICENSEE in the measures of defence of the TRADEMARKS will be refunded by LICENSOR.

8.9
If LICENSEE, in its reasonable business discretion, identifies a violation or infringement of the TRADEMARKS and/or the TRADENAME which in its reasonable opinion may have a materially adverse impact on this AGREEMENT, it shall promptly inform LICENSOR and LICENSOR agrees to enter into discussions with LICENSEE as to the best course of action to adopt to deal with such violation / infringement.

68 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.68.

LICENSOR undertakes to take full account of LICENSEE’S recommendations but shall not be bound to institute legal proceedings in respect of such violation / infringement. LICENSEE acknowledges that it will not take any action on its own account to defend the TRADEMARKS and/or the TRADENAME.

8.10
The parties agree that if it is mandatory to register this AGREEMENT and/or the LICENSEE as official licensee for the TRADEMARKS in the International Class of Goods no 3, each Party will inform the other Party thereof in writing and in advance. LICENSEE agrees to take at its own cost and expenses all action necessary for the registration of the AGREEMENT or of LICENSEE as Registered User in those countries. LICENSOR agrees to reimburse LICENSEE the direct costs and expenses reasonably and properly incurred by LICENSEE in connection with the registration of the AGREEMENT or of LICENSEE as “Registered User”.

8.11
LICENSEE undertakes at the request of LICENSOR to sign any document necessary for the registration and/or maintenance of the validity of the TRADEMARKS including the recordal (and cancellation of such recordal upon termination) of this AGREEMENT and of LICENSEE as a Registered User or licensee. In addition, to the extend that LICENSOR should deem it advisable to protect the TRADEMARKS, LICENSEE agrees to provide a statement to the effect that LICENSEE is producing, selling and promoting the PRODUCTS under LICENSOR’S control, together with such other assistance (at LICENSOR’S cost) as LICENSOR reasonably deems necessary for this purpose.

8.12
LICENSEE agrees that it shall not, at any time, directly or indirectly contest the validity of the registration of the TRADEMARKS or LICENSOR’S other intellectual property rights (including those in the PRESENTATION, the FORMULAE and the BOTTLES) to the extent that such rights relate to the subject matter of this AGREEMENT, or their ownership by LICENSOR, its RELATED COMPANIES, successors and/or assignees.

8.13
LICENSEE agrees not to use the TRADEMARKS or LICENSOR’S other intellectual property rights in respect of the PRESENTATION, the FORMULAE and the BOTTLES in connection with the sale of any products other than the PRODUCTS, nor to use, other than under the terms of this AGREEMENT, the TRADEMARKS and/or the TRADENAME as a part of its trading name and shall not use in its business any other trade or service mark, other than under the terms of this AGREEMENT, so resembling the TRADEMARKS as to be likely to cause confusion.

8.14
LICENSEE shall use the TRADEMARKS and all designs, sketches, models, prototypes, maquettes and other material directly related to the PRODUCTS as well as the PRESENTATION, the FORMULAE and the BOTTLES, solely in connection with the production, marketing, merchandising, distribution, advertising, promotion, and sale in the TERRITORY of the PRODUCTS and any OTHER PRODUCTS which LICENSOR has agreed may be sold or given away with the PRODUCTS.

8.15
LICENSEE shall, upon LICENSOR’S reasonable request, mark all labels, cartons, price lists, promotional and advertising, merchandising and promotional material and other printed or duplicated material for or relating to the PRODUCTS with a notice in a form as is normal practice in the industry to the effect that the TRADEMARKS are registered trademarks and/or the property of LICENSOR.

8.16
LICENSEE agrees to use the TRADEMARKS set forth in Annex A Part 1 only in the form as represented in Annex A Part 1 or as may be provided by LICENSOR from time to time on the PRODUCTS and for the advertising and promotion for the PRODUCTS. This obligation shall not apply where a TRADEMARK is used within continuous, flowing text (e. g. in press releases and descriptive texts) where it could be impracticable to use the TRADEMARKS in the form represented in Annex A Part 1, provided that such representation of the TRADEMARKS shall be as close to the form represented in Annex A Part 1 as is practicable in the circumstances.

8.17
LICENSEE shall be responsible for identifying appropriate names for all new ranges of the PRODUCTS, together with, if appropriate, new BOTTLES and PRESENTATION for such new ranges and, to that end, LICENSEE agrees that:

(i)	it shall use reasonable endeavours to ensure the availability of all proposed names, designs for new BOTTLES and PRESENTATION; and

(ii)
it shall assist LICENSOR, at LICENSOR’S reasonable request and cost, in applying to register, registering or otherwise protecting in LICENSOR’S name any new names, BOTTLE design and/or PRESENTATION approved by LICENSOR in accordance with this AGREEMENT.

(iii)
LICENSOR shall have the right to file, to register and/or to use the name with respect to any other category of products it (and/or its RELATED COMPANIES) presently markets and distributes under the TRADENAME.

9.	EXCLUSIVITY

9.1	LICENSEE agrees, during the term of this AGREEMENT:

9.1.1
not to enter into a similar agreement to this Agreement with a diversified luxury brand operating its business in the writing instruments market. LICENSEE undertakes to obtain LICENSOR's prior written approval before entering into a similar agreement with a diversified luxury brand competing with LICENSOR;

9.1.2	not to manufacture, advertise or promote, distribute or in any other way market products, which are identical to the PRODUCTS except as may be permitted in this AGREEMENT;

9.1.3	not to use the TRADEMARKS and/or the TRADENAME in combination with the services of a hairdresser or a beauty parlour and not to consent to such a use by third parties;

9.1.4
not to consent to the use of the TRADEMARKS and/or the TRADENAME in connection with the manufacture, distribution, marketing and/or advertising of products which are identical to the PRODUCTS, alone or in conjunction with any additions;

9.1.5
to maintain the reputation and image of the TRADEMARKS set forth in Annex A hereto and/or the TRADENAME as well as the reputation and image of other products under the TRADEMARKS set forth in Annex A hereto and/or the TRADENAME and to desist from any measures which could harm or diminish the reputation and the image and/or the prestige of the TRADEMARKS set forth in Annex A hereto and/or the TRADENAME and/or the PRODUCTS.

10.	PRODUCT LIABILITY

10.1
LICENSEE shall manufacture or have manufactured the PRODUCTS at its own responsibility and shall enter into or maintain an adequate product liability insurance, such insurance to cover the costs and damages related to the undertaking a product recall on a worldwide basis.

10.2
LICENSEE agrees that the manufacture, marketing and distribution of the PRODUCTS, and any OTHER PRODUCTS (Section 2.7 above) distributed or sold with the PRODUCTS will be in compliance with all applicable health and safety laws or regulations and with any relevant national and international cosmetic labelling, packaging, recycling or other relevant regulations in the countries of manufacture and distribution.

10.3
LICENSEE further agrees that it will organise and effect, at its own expense, all tests and registrations as are necessary for compliance with local product import/registration and health or similar registration requirements. LICENSOR agrees to assist LICENSEE with regard to such registrations within its best abilities. LICENSEE agrees to reimburse LICENSOR any costs and expenses reasonably and properly incurred by LICENSOR in connection with such registrations.

10.4
LICENSEE agrees to defend, indemnify and hold LICENSOR harmless from and against any and all liability, damages, reasonable legal fees, reasonable costs and expenses incurred by LICENSOR in connection with any claims or legal actions made by third parties against LICENSOR arising out of a breach of the provisions of Section 10.2 and/or 10.3 above, or arising out of the use of the TRADENAME by LICENSEE in accordance with Sections 2.2 to 2.6 above or arising out of any damage or injury caused by any OTHER PRODUCT (Section 2.7 above) sold with the PRODUCTS, the infringement of the intellectual property rights or other similar rights of any third party or any applicable national or international laws or regulations or any other acts or omissions of LICENSEE or any of its agents, employees or sub-contractors in connection with the performance of its obligations hereunder. This indemnity shall not extend to claims for compensation against LICENSOR which are due to LICENSOR’S own action or failure to act.

11.	CONFIDENTIALITY

11.1
The parties agree to keep confidential and secret the provisions of this AGREEMENT and all non-public information and knowledge each party may acquire about the other including, without limitation, information concerning the marketing of their products, even if such information and knowledge have not expressly been referred to as secret or confidential. Such information and knowledge may only be used for the purpose of this AGREEMENT.

11.2	Notwithstanding anything to the contrary, the information and knowledge as identified hereinabove shall not be deemed confidential if:

11.2.1	at the time of disclosure such information is in the public domain;

11.2.2	after disclosure such information becomes a part of the public domain, except by breach of this AGREEMENT;

11.2.3	such information must be disclosed as required by applicable law; or

11.2.4	such information is known to the other party at the time of disclosure.

11.3
The confidentiality provision will remain in force after the termination of the AGREEMENT for whatever reason, and upon termination, the parties agree to return to each other, or to destroy, as the other may request, all materials containing confidential and non-public information and knowledge.

11.4
The parties agree to impose this obligation of confidentiality upon all persons acting on their behalf, including but not limited to their employees, agents, consultants, sub-contractors, sub-licensees, managers and representatives.

11.5	Notwithstanding anything to the contrary contained in this AGREEMENT,

LICENSOR acknowledges that LICENSEE, has its ordinary shares traded on Euronext, and is subject to various reporting obligations as a public company. LICENSOR further acknowledges that Inter Parfums, Inc., the parent company of LICENSEE (the “PARENT COMPANY”), is a publicly held company with its Common Stock traded on The Nasdaq Stock Market, National Market System and is subject to reporting requirements of the United States federal securities laws. Nothing in the AGREEMENT shall prohibit the disclosure as may be required of either PARENT COMPANY or LICENSEE under such securities laws. LICENSEE agrees to discuss in advance with LICENSOR any such public disclosure that may be required by of either PARENT COMPANY or LICENSEE.

LICENSOR acknowledges that, upon satisfaction of the condition precedent to set forth in Section 7.1 of this AGREEMENT, PARENT COMPANY is required by the United States securities laws to file

(a)
a description of this AGREEMENT with the United States Securities and Exchange Commission within four (4) business days of the satisfaction of such condition; accordingly, PARENT COMPANY shall provide LICENSOR the opportunity to review and comment on that description at least two (2) business days prior to filing; and

(b)	a copy of this AGREEMENT with the United States Securities and Exchange Commission with the next periodic report due to be filed.

In connection with the filing of this AGREEMENT with the United States Securities and Exchange Commission, PARENT COMPANY shall seek confidential treatment of financial and commercial terms to the extent permitted by the applicable securities laws. At least [———-]69 prior to filing this AGREEMENT, PARENT COMPANY shall deliver to LICENSOR a copy of the filing that it plans to submit to the Securities and Exchange Commission, together with any requests for confidential treatment, for LICENSOR’s review.

69 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.69.

PARENT COMPANY shall provide LICENSOR with a copy of the final filing within [———-]70 after filing. If the United States Securities and Exchange Commission indicates it may not grant confidential treatment as requested in the filing, PARENT COMPANY shall promptly notify LICENSOR and shall consult with LICENSOR through the process of obtaining whatever confidential treatment is available.  PARENT COMPANY shall notify LICENSOR promptly upon notification to PARENT COMPANY that anyone has sought under the Freedom of Information Act to obtain Confidential Information or the provisions of this AGREEMENT redacted in the confidential treatment filing with the Securities and Exchange Commission and shall cooperate with LICENSOR in any effort by LICENSOR to contest the disclosure.

12.	NOTICES

12.1
All reports, communications, requests, approvals and notices required or permitted by this AGREEMENT to be given to a party shall be in writing and shall be deemed to be duly given when sent by certified or registered mail, return receipt requested, addressed to the party concerned or by facsimile where the sender is able to demonstrate successful transmission by producing a properly addressed fax transmission report, as follows:

To LICENSOR:

Montblanc-Simplo GmbH
Hellgrundweg 100
22525 Hamburg

Attention to Mr. Lutz BETHGE, CEO
Fax No. +49 40 844 01 390

Copy to:

Richemont International SA
50 chemin de la Chênaie
1293 Bellevue

Attn to the Legal Department, Mr. Albert Kaufmann, General Counsel
Fax No. +41 22 721 34 76

To LICENSEE

Inter Parfums SA
4 rond-point des Champs Elysées
75008 PARIS

Att to Mr Philippe Benacin, CEO
Fax No. + 33 1.45.61.16.34

or any other address a party may communicate to the other party in writing.

70 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.70.

13.	ASSIGNMENT

13.1
Except as otherwise provided for in accordance with the terms of this AGREEMENT, neither party shall be entitled to assign its rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, LICENSOR may assign this Agreement and/or any right and obligation hereunder to any (current and/or future) entity within the Richemont Group without LICENSEE’s prior consent.

13.2
LICENSEE shall have the right to assign the rights under the AGREEMENT to any RELATED COMPANY without LICENSOR’S consent. LICENSEE further will be entitled to grant sub-licenses to RELATED COMPANIES, provided LICENSEE inform LICENSOR thereof in writing 30 calendar days in advance.

13.3
Any such assignment or sub-license under Section 13.1 or 13.2 does in no way affect any of the assignor’s obligations under the AGREEMENT. The assignor agrees to remain liable for and guarantees the full performance of this AGREEMENT by the assignee.

14.	ENTIRE AGREEMENT, MODIFICATION

14.1
This AGREEMENT and its Annexes contain a complete statement of all arrangements between the parties with respect to the subject matter and supersede all existing arrangements between them concerning this subject matter.

14.2	Modifications and/or supplements to this AGREEMENT are only valid if made in writing. This shall also apply to the modification or cancellation of this in-writing cause.

15.	APPLICABLE LAW, JURISDICTION

15.1	This Agreement shall be governed and interpreted in accordance with the Laws of Switzerland, to the exclusion of the United Nations Convention on Contracts for the International Sale of Goods (CISG).

15.2
Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce (“the Rules”) in force on the date when the notice of arbitration is submitted in accordance with these Rules.

15.3
The arbitration will take place in Geneva, Switzerland and the language of the procedure shall be English. The arbitral tribunal will be composed of one (1) arbitrator who will be designated in accordance with the Rules.

15.4	The expenses and fees of arbitration shall be determined in accordance with the Rules.

15.5
The arbitration award shall be final and binding upon the parties, the parties renouncing to appeal against the arbitration award by any ordinary or extraordinary means, whatever the subject of the arbitration award is. The arbitration award may be enforced by action before any court of competent jurisdiction.

15.6
In accordance with Art. 26 of the Rules, each party is hereby expressly authorized and entitled to initiate any judicial action seeking any kind of interim relief before any competent jurisdiction. The initiation or pursuit of any action to seek such interim relief shall not be deemed to waive or preclude the right of such party to require arbitration as contemplated by the section above nor to seek such interim relief before the arbitral tribunal.

16.	REMEDIES, NO WAIVER

The specific remedies to which either party may resort under the terms hereof are cumulative and are not intended to be exclusive of the remedies to which either party is entitled. No waiver by either party, whether express or implied, of any provision of this AGREEMENT or any breach or default of any one or more instances, nor any delay by either party in exercising its rights hereunder, except as provided for in this AGREEMENT, shall constitute or be deemed a continuing waiver of such provision or of any other provision of this AGREEMENT.

17.	SEVERABILITY

The provisions of this AGREEMENT are independent of and severable from each other and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision or provisions may be in whole or in part invalid or unenforceable. The parties hereby agree to substitute any invalid provision by another valid provision in such a way that the purpose of the invalid provision is reached as far as possible. The same shall apply accordingly in case of an omission or an indefinite provision.

18.	SECTION HEADINGS

Section headings as used herein are for identification purposes only, and shall not affect the meaning or construction of this AGREEMENT.

19.	FORCE MAJEURE

The parties hereto shall not be responsible for any loss, damage, consequential or otherwise, detention or delay caused by fire, law, regulation, civil or military authority, insurrection or riot, national labour strike or wartime embargoes, tempest, act of God, shortages or by any other cause whatsoever, which is unavoidable or beyond the relevant party’s reasonable control; provided however, that any such force majeure shall not release LICENSEE from its obligations to make payment of amounts due and owing to LICENSOR in accordance with the terms of this AGREEMENT. It is agreed that LICENSEE’S obligations to make payments of amounts due and owing up to, and during, an event of such force majeure shall not apply during the continuance of that force majeure in the event that the force majeure itself renders LICENSEE unable to make such payments. In such circumstances, LICENSEE undertakes to make payment of amounts owing to and accrued to LICENSOR before and during such force majeure, promptly upon its cessation.

IN WITNESS whereof the parties have executed this AGREEMENT on 24 July 2009.

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO

ANNEX A

THE TRADEMARKS

PART 1

(Section 1.4)

The trademarks in use:

•	Montblanc
•	Design mark : Star logo
•	Femme de Montblanc
•	Femme Individuelle
•	Presence d’une Femme
•	Presence
•	Presence Cool
•	Starwalker
•	Homme Exceptionnel
•	Individuel

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO

ANNEX A

THE TRADEMARKS

PART 2 AND PART 3

Trademark list

(Clause 1.4)

PART 2

A list of all current registrations and pending applications for registrations of the TRADEMARKS pursuant to Part 1 above in the TERRITORY is attached.

Licensee understands and acknowledges that the list attached hereto does not include the trademarks registered by Cosmopolitan Cosmetics GmbH and/or its affiliates, which the latter shall assign to LICENSOR upon termination of the license agreement entered into with the latter. Furthermore, the list does not include the trademarks with respect to which Cosmopolitan Cosmetics GmbH will provide LICENSOR with a co-existence agreement.

PART 3

Countries and/or territories in which, to LICENSOR’S best knowledge at the date of signing of this Agreement, the marketing and distribution of the PRODUCTS may only be commenced upon written authorisation by LICENSOR:

The Parties agree that this Part 3 shall be completed by LICENSOR in due course.

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO

ANNEX B

QUALITY CRITERIA

(Clause 1.10)

1.
The PRODUCTS (including the BOTTLES and the PRESENTATION) shall be manufactured to the highest high standards of quality, using only high quality ingredients and materials, in order to ensure that the standard of quality of the finished PRODUCTS and PRESENTATION thereof meets the prestige and reputation of LICENSOR. THE PRODUCTS shall in no event be of an inferior quality than the EXISTING PRODUCTS.

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO

ANNEX C

FORM OF ROYALTY REPORT

(Clause 3.3)

The royalty form report agreed upon is attached hereto.

At the end of each quarter LICENSEE will provide the following reports, which have been approved by LICENSOR:

-	Quarterly sales by zone, country and client

-	Quarterly Statement allowing to isolate any sales being excluded from the NET SALES definition as per Clause 1.14

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO

ANNEX D

SELECTIVE DISTRIBUTION CRITERIA

(Clause 6.2)

Products may only be sold in outlets, which exude an aura of luxury and exclusivity.

Such outlets must, at a minimum have:

-	A solid reputation for selling luxury perfumes
-	A reputation and image compatible with the high quality and reputation of the Montblanc Trademarks
-	Clean, well maintained shop fittings
-	Appropriate space devoted to luxury perfumes
-	Staff knowledgeable about luxury fragrances.

The Parties agree that LICENSEE shall aim at distributing the PRODUCTS in the following indicative number of outlets per country::

[________________]71

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO

71 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.71.

ANNEX E

ANNUAL MARKETING PLAN

Information to be included in each Annual Marketing Plan

(Clause 5.1 (a))

(a)	Calendar of Main Activities

(b)	Conceptual Approach – by Product and Communication

(c)	Target Group

(d)	Brand Name (or code name)

(e)	Price Positioning

(f)	Distribution: sales and distribution plan by countries, and authorised points of sale by countries.

(g)	Assortment
-	SKU
-	GWP
-	Promo
-	Display
-	Tester
-	Samples

(h)	Projected Net Sales Targets – by Product line and countries

(i)	Communication
-	advertising and marketing as detailed in Annex D, presented in summary form

(j)	New Product Launch Plan

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO

ANNEX F

KEY MARKETS

(Clause 1.16)

•	[———————————-][72]

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO

72 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.139.72.

ANNEX G

CORPORATE SOCIAL RESPONSIBILITY AND ETHICS

As attached hereto.

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO

Montblanc

Company of the Richemont Group

Supplier Code of Conduct

Model Supplier Code of Conduct

Montblanc and all companies of the Richemont Group relationships with all business partners - suppliers, sub-contractors and business allies - are based on fair, honest and mutually rewarding dealings contributing to high quality standards of products and services.

Montblanc and all companies of the Richemont Group therefore requires that all their business partners adhere to basic ethical values and ensure the compliance of their own operations with the principles and practices outlined below. Wherever feasible, suppliers should seek to ensure that these principles are communicated to sub-contractors and suppliers of suppliers.

Labour relationships and employment practices

General principle

Suppliers should adopt and apply fair and ethical labour practices respecting internationally recognised fundamental human rights standards, including the Universal Declaration of Human Rights, all international covenants and International Labour Organisation conventions.

Healthy and safe working conditions

Suppliers will provide a safe and healthy working environment for their employees in accordance with applicable local laws and any specific regulations within industries in which they operate. Appropriate procedures should be in place to prevent accidents and injury to health arising from, linked to, or occurring during work activities or as a result of the operations of manufacturing facilities. Suppliers shall be encouraged to have a nominated health and safety representative who monitors their facilities' compliance with these requirements.

Wages and Working Hours

Suppliers should comply with local laws relative to minimum wages, standard working hours and employee benefits. Overtime hours will be voluntary and fully compensated at regular or premium rates, according to local legal requirements.

In special circumstances employees may be expected to work longer than standard hours for limited periods of time. Where this occurs, additional working hours and consecutive working days will be in compliance with the local regulations and planned in a way to ensure safe and humane working conditions.

Freedom of Association

Suppliers should not prevent employees from associating freely with any lawful and peaceful workers' or collective bargaining association. In the case where the local labour laws restrict these freedoms, the supplier is encouraged to facilitate parallel means of independent and free association and bargaining for the personnel.

No Discrimination

Suppliers should not subject any person to discrimination in employment; including hiring, wages, benefits, advancement, discipline, termination or retirement, on the basis of: race, colour, caste, origin, nationality, religion, disability, gender, sexual orientation, union membership, political affiliation or age.

No Child Labour

Suppliers will not employ persons younger than 15 years of age or younger than the age for completing compulsory education where this is more than 15 in the relevant country.

Suppliers must comply with all their local legal requirements for young workers, particularly those pertaining to hours of work, wages, health, safety and general working conditions. A young worker is defined as any worker over the age of 15 and under the age of 18.

No Forced Employment

Suppliers will not use any forced labour, whether in the form of prison labour, indentured labour, bonded labour or otherwise. Forced labour should be considered to include any work or service, which is imposed under the threat of penalty for non-performance or for which overall terms of employment are not voluntary.

No Disciplinary treatment

Suppliers should not subject any person to harassment, corporal punishment, and/or threat of violence and will prohibit the use of monetary fines or any forms of mental or physical abuse, coercion, or intimidation.

Responsible environmental management

Suppliers will fully comply with local legislation and industrial regulations and should endeavour to comply with the principles outlined in the Richemont Environmental Code of Conduct.

Industry specific issues

Endangered or protected species

Suppliers should fully comply with special international and local regulations, for example the Convention on International Trade of Endangered Species (CITES), related to the procurement, import, usage and export of raw materials sourced from endangered or protected species.

Leather finished products manufacturing

Suppliers involved in the leather tanning and finishing sector should apply within their operations the European Leather Association (COTANCE) policies that relate to labour rights, worker health and safety, environmental impacts and customer health and safety.

Perfumes and Cosmetic products

Suppliers involved in the perfumes and cosmetics industry will comply with the European Council Directive 76/768/EEC, which seeks to ensure that no harmful substances are used in such products.

Animal testing

Suppliers should adhere to the principles of Corporate Standards of Compassion for Animals ensuring that no animal testing is conducted or commissioned during any stage of product development or manufacture.

Product information and labelling

Suppliers will communicate honestly regarding the nature of the products they supply including raw materials, handling and disposal. All product related matters, especially regarding chemicals, GMOs or hazardous materials, will be accurately disclosed as required by local and international laws and/or commonly used standards in the industry in which they operate.

Country of origin of product components

Suppliers may be asked to provide Montblanc with information as to the country of origin and the name of the sources of components and raw materials included in the products being delivered.

There will be no change to the source of components or raw materials or the location of component production without Montblanc’s prior written agreement.

Conflict - free diamonds procurement

The companies of the Richemont Group adheres to responsible diamond procurement practices as a member of the diamond industry and requires all its Suppliers to fully adhere to the principles of the World Diamond Council Resolution on Industry Self-Regulation supporting the Kimberley Process.

The World Federation of Diamond Bourses (WFDB) and the International Diamond Manufacturers Association (IDMA), together with their constituent and affiliated members, have created a voluntary system of diamond industry self - regulation in order to comply and support government undertakings of the Kimberley Process Certification Scheme (KPCS) for rough diamonds.

The principles of the diamond industry self-regulation initiatives are based on the voluntary creation of a chain of written warranties from invoice to invoice of all transactions involving the purchase and sale of diamonds and their cutting and polishing. Montblanc requires all suppliers to comply the Kimberley-Process.

Ethical business principles

General principles

Suppliers should act according to a “spirit of trust” regarding ethical business principles. They thus acknowledge that basic business principles related to trade secrets, respect for intellectual property, sincerity, truthfulness, transparency and maintaining promises contribute to credible, stable and sustainable business relationships with Richemont and its Maisons.

Gifts and Gratuities

Suppliers should not offer to their contacts within the Group any inducements, kickbacks, bribes or other payments that may compromise the making of objective and fair business decisions.

Special regulations

Suppliers will ensure that any production, delivery or other action subject to obtaining specific governmental, legal or regulatory permissions may only be undertaken when those permissions have been granted.

Application and Compliance

General principle

Montblanc expects its suppliers to communicate the principles of the Model Supplier Code of Conduct to their employees, sub-contractors and any other third parties with whom they do business so as to ensure the principles are integrated into their operations.

Operating principles

Suppliers should report all existing or potential discrepancies between their current operations and the requirements set out in this Code and provide recovery and remedial action plans for evaluation by Richemont.

Montblanc purchasing staff will be trained to assess whether best practices are being implemented in terms of the procurement of raw materials and semi-finished and finished goods in accordance with this Code and may involve colleagues and third parties to assist in determining whether this code is being complied with.

Evaluation

Montblanc shall be entitled to request information from its Suppliers as to their compliance with the terms of this Model Supplier Code of Conduct.

Where necessary, Montblanc may require a Supplier to provide evidence of its compliance by way of independent certification.

Montblanc shall have the right to have products and materials independently tested to establish whether the Suppliers are in compliance with the terms of this Model Supplier Code of Conduct.

Montblanc shall be entitled to visit suppliers’ production facilities and the facilities of their sub-contractors and suppliers to establish whether the terms of this Model Supplier Code of Conduct are being complied with.

Non compliance and penalties

With the handoff this Model Supplier Code of Conduct will be part of the Manufacturing Agreement (Framework Agreement) between the supplier and Montblanc.

Montblanc reserves the right to terminate business relationships with any supplier who violates this Code of Conduct or whose suppliers or subcontractors violate this Code of Conduct. As well the terms of this Model Supplier Code of Conduct shall be included in all standard supply agreements in order to enter into the business relationships with Montblanc and the other companies of the Richemont Group.

ACKNOWLEDGMENT OF TERMS

Montblanc Model Supplier Code of Conduct

Company name

Address

Contact name

Position

Phone number, Fax number, E-mail

Name of your contact at Montblanc
Does your company have an individual responsible for implementation of the Montblanc Supplier Code of Conduct ?	If Yes, Please provide contact information
Does your company have procedures in place to meet the requirements set out in the Supplier Code of Conduct?	If Yes, Please provide a copy
Did your company identify any discrepancies between your current operations and requirements set out in the Supplier Code of Conduct?	If Yes, Please provide a copy
Does your company have a code of conduct or similar standards to which your suppliers adhere?	If Yes, Please provide a copy
The terms of the Montblanc Supplier Code of Conduct are hereby accepted and agreed to on behalf of:
_________________________________,
Name and function

Signature :

Date :

Richemont

Environmental Code of Conduct

Richemont Environmental Code of Conduct

As a member of the global community, Richemont strives to act as a responsible corporate citizen carrying out its business activities in a manner that is consistent with the protection of the environment and the sustainable utilisation of natural resources.
Through the nature of Richemont’s products and services, the Group is not directly involved in sectors considered as having a highly significant impact on the environment. Nevertheless, the various Maisons make extensive use of renewable and non-renewable raw materials, such as precious and gem stones, gold, leather, woods and natural resins and Richemont therefore seeks to address environment related issues throughout its global supply chain and business operations.

The principles outlined in this Environmental Code of Conduct confirm Richemont’s commitment to environmental stewardship in line with national and international norms and standards for environmental management. Richemont therefore requires all its employees, to contribute to its environmental performance by adopting the principles and practices outlined below.

The responsibility for the implementation of the Environmental Code of Conduct within the Group worldwide will be assigned to the general manager of each facility.

Awareness and training

As part of the implementation of the Environmental Code of Conduct, Richemont will communicate its environmental policy to all employees, suppliers and other stakeholders.

Facilities and operations

Richemont will develop, design and operate facilities and conduct activities taking into consideration the environmental issues in order to minimise the adverse impacts on the environment.

Facilities

Richemont will ensure that construction, conversion, modernisation and other building work at each facility will be performed in compliance with local environmental legislation, norms and regulations and executed in harmony with the environmental surroundings.

Energy and water use

Richemont will monitor the consumption of water, energy, oil, natural resources and other materials used in its operations with a view to optimise their usage and minimising waste. This includes heating, lighting, ventilation and air-cooling.

Management and employees responsible for the packing and transport of goods will adopt, wherever possible, an “efficient energy use” strategy by careful planning, organisation and grouping of the shipments.

Emissions, effluents

Facilities will ensure strict compliance with legal environmental norms and specific industrial regulations relative to pollution control by installing appropriate retention and filter systems

Facilities will monitor and control greenhouse gas emissions, ozone-depleting substance emissions, waste water discharges and any other relevant emissions resulting from the manufacturing operations in accordance with local regulation and industry best practice.

Waste recycling

Richemont will monitor waste collection and recycling by type with special attention being paid to the treatment of hazardous materials. Wherever feasible, materials will be recycled.

Endangered or protected species

Richemont will fully comply with special international and local regulations such as the Convention on International Trade in Endangered Species (CITES) related to the procurement, import, usage and export of raw materials issued from endangered or protected species.

Leather products manufacturing

Richemont entities will adhere to the principles established by the European Leather Association in terms of the production of leather goods (COTANCE) regarding employee and customer health and safety and aim at minimising the adverse environmental Impact of the production processes.

Perfumes and cosmetic products

Group companies will comply with EU legislation in terms of the production of perfumes and cosmetics products. (European Council Directive 76/768/EEC)

Animal testing

The Group will adhere to the principles of Corporate Standards of Compassion for Animals, seeking to ensure that no materials used in its products have been tested or caused harm to animals.

Conflict-free diamonds

Richemont adheres to the principles of the  “World Diamond Council Resolution on Industry self-regulation” by the introduction of written warranties throughout the whole supply chain from the supplier until the final customer. Richemont will explicitly state the “conflict-free diamond” warranty statement on its internal invoices and will require it from all suppliers as soon as possible.

No “dirty gold”

Richemont adheres to the principles of responsible gold procurement. To the extent feasible under prevailing industry practices, Richemont will request that its suppliers provide assurance as far as that gold being supplied has been mined in a manner which respects human and labour rights and does not inflict environmental damage, either directly or through the subsequent pollution through seepage of chemicals.

With respect to internal manufacturing operations involving gold and other precious metals, Richemont facilities will operate in full compliance with local laws and regulations and seek to apply industry-wide best practice in the handling of such materials.

Product stewardship

Richemont Maisons aim to reach technically and economically viable objectives and apply, wherever appropriate, a “design for environment” approach in order to optimise the environmental performance of their products through the product lifecycle.

The nature of Richemont Maison’s products – watches, jewellery, leather goods, writing instruments, apparel and other high range accessories - requires high packaging quality standards. However, possible, recyclable and renewable raw materials will be used for packaging.

Materials used for storage and transportation will be made, wherever possible, of recycled and recyclable materials and re-used wherever possible.

As part of after-sales maintenance and repair services mainly related to watch products, Richemont customer services worldwide will secure the replacement, storage and appropriate disposal of any components, including for electronic circuits and batteries, which may have an adverse impact on the environment.

Precautionary approach

Richemont Maisons will seek to make all necessary adjustments to design, manufacturing or use of products or services, consistent with the latest scientific and technical knowledge, to prevent any adverse impact on health, safety or the environment arising from the production process or from products themselves.

Richemont will develop and maintain, where significant hazard related risks exist, emergency preparedness plans in conjunction with the relevant services and authorities.

Suppliers and other stakeholders

Richemont will encourage its Suppliers to adhere to principles outlined in this Model Environmental Code of Conduct and promote, where appropriate, necessary improvements in their practices to make them consistent with those of the Group.

As part of open dialogue with the Stakeholders; any potential concern or proposal for improvement with respect to the environmentally responsible practices should be reported to directly to senior management.

Monitoring, evaluation and compliance

The Group will regularly monitor the performance of its manufacturing facilities in terms of compliance with this Code.

All existing or potential discrepancies between current operations and requirements set out in Model Environmental Code of Conduct should be evaluated and reported along with appropriate recovery action plans.

Any material non-compliance with these guidelines may be reported on an anonymous basis to the Head of Internal Audit at GroupAudit.Director@richemont.com. Internal Audit will then assess the problem and review appropriate corrective action in conjunction with the management of the facility concerned.

Regular updates

This Model Environmental Code of Conduct will be revised and updated on an ad hoc basis to address continuing requirements of responsible environmental management as they arise.

ANNEX H

A&P EXPENSES REPORT

The A&P Expenses Report form is attached hereto.

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO

ANNEX I

TERMINATION AGREEMENT

The current draft of the termination agreement negotiated between LICENSOR, LICENSEE and the current licensee is attached hereto. LICENSEE confirms being substantially in agreement with the terms thereof and acknowledges the restrictions existing with respect to the trademarks to be assigned by the current licensee to LICENSOR or with respect to which a co-existence agreement will be executed.

For and on behalf of	For and on behalf of
MONTBLANC-SIMPLO GMBH	INTER PARFUMS SA

/s/ Lutz BETHGE	/s/ Philippe BENACIN
Lutz BETHGE	Philippe BENACIN
CEO	Président Directeur Général

/s/ Roland A. HOEKZEMA
Roland A. HOEKZEMA
EVP Finance & Services - CFO